Exhibit 4.2(a)

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated as of May 12, 2004, is by and among TARGACEPT, INC., a Delaware corporation (the “Company”), and the undersigned holders (the “Series C Investors”) of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Stock”), the undersigned holder (the “Series A Investor”) of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Stock”), and the undersigned holders (the “Series B Investors” and, together with the Series C Investors and the Series A Investor, the “Investors”) of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Stock” and, together with the Series C Stock and Series A Stock, the “Preferred Stock”).

W I T N E S S E T H:

WHEREAS, the Company and the Investors are parties to the Second Amended and Restated Investor Rights Agreement dated November 26, 2002 (the “Current Agreement”), which amended, restated and superseded the Amended and Restated Investor Rights Agreement dated July 16, 2001 (the “Original Agreement”); and

WHEREAS, the Company is contemplating a registered offering of Common Stock to the general public that is to be (i) approved by a majority of the members of the Board of Directors of the Company (the “Board”), with such majority to include (A) two directors who shall have been designated by either the Series A Investor or the Series B Investors (including any director designated by a specific Series B Investor or by a group of Series B Investors), and (B) one director designated by the Series C Investors (including any director designated by a specific Series C Investor or by a group of Series C Investors), and (ii) effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Act (the “Initial Public Offering”); and

WHEREAS, effective as of the date of, and conditional on, consummation of the Initial Public Offering (the “Effective Date”), the Company and the Investors wish to amend and fully restate the Current Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions hereof, the parties hereto hereby agree as follows:

1. Definitions.    For purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as shall be in effect from time to time.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency that administers the Act.

(c) “Common Stock” shall mean the Company’s common stock, $0.001 par value per share.

(d) “Eligibility Date” shall mean 180 days following the Effective Date.

(e) “Holder” shall mean an Investor that holds Registrable Securities or any transferee of an Investor that holds Registrable Securities to which registration rights hereunder have been transferred pursuant to Section 2.12.

(f) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

(g) “Registrable Securities” shall mean Series A Registrable Securities, Series B Registrable Securities and Series C Registrable Securities, collectively.

(h) “Series A Registrable Securities” shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series A Stock, (ii) shares of Common Stock issued or issuable upon exercise of the warrant issued by the Company as of August 22, 2000 to R.J. Reynolds Tobacco Company, a New Jersey corporation (“RJRT”), and subsequently transferred to R.J. Reynolds Tobacco Holdings, Inc., to purchase up to 1,612,903 shares of Common Stock (the “Special Warrant”), and (iii) shares of Common Stock issued upon any subdivision, combination or reclassification of the foregoing or issued as a stock dividend or other distribution with respect to the foregoing; provided, that Series A Registrable Securities shall cease to be Series A Registrable Securities if (A) a registration statement with respect to the sale thereof shall have been filed and declared effective under the Act, (B) they are sold pursuant to Rule 144 under the Act (or any successor provision) or become saleable pursuant to Rule 144(k) under the Act (or any successor provision), (C) with respect to any Holder’s Series A Registrable Securities, all of such Holder’s Series A Registrable Securities become saleable under Rule 144 without impact from the volume limitations of Rule 144(e) (or any successor provision), or (D) they are sold in a private transaction in which a Holder’s rights hereunder are not validly transferred.

(i) “Series B Registrable Securities” shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series B Stock, and (ii) shares of Common Stock issued upon any subdivision, combination or reclassification of the foregoing or issued as a stock dividend or other distribution with respect to the foregoing; provided, that Series B Registrable Securities shall cease to be Series B Registrable Securities if (A) a registration statement with respect to the sale thereof shall have been filed and declared effective under the Act, (B) they are sold pursuant to Rule 144 under the Act (or any successor provision) or become saleable pursuant to Rule 144(k) under the Act (or any successor provision), (C) with respect to any Holder’s Series B Registrable Securities, all of such Holder’s Series B Registrable Securities become saleable under Rule 144 without impact from the volume limitations of Rule 144(e) (or

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any successor provision), or (D) they are sold in a private transaction in which a Holder’s rights hereunder are not validly transferred.

(j) “Series C Registrable Securities” shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series C Stock, and (ii) shares of Common Stock issued upon any subdivision, combination or reclassification of the foregoing or issued as a stock dividend or other distribution with respect to the foregoing; provided, that Series C Registrable Securities shall cease to be Series C Registrable Securities if (A) a registration statement with respect to the sale thereof shall have been filed and declared effective under the Act, (B) they are sold pursuant to Rule 144 under the Act (or any successor provision) or become saleable pursuant to Rule 144(k) under the Act (or any successor provision), (C) with respect to any Holder’s Series C Registrable Securities, all of such Holder’s Series C Registrable Securities become saleable under Rule 144 without impact from the volume limitations of Rule 144(e) (or any successor provision), or (D) they are sold in a private transaction in which a Holder’s rights hereunder are not validly transferred.

(k) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as shall be in effect from time to time.

2. Registration Rights.

2.1 Demand Registration.

(a) Subject to the other provisions of this Section 2.1, Section 2.8 and Section 2.9, if, at any time or from time to time following the Eligibility Date (but in no event within three months after the effective date of any registration of the Company’s securities, other than registrations on Form S-4, Form S-8 or comparable or successor forms and other than registrations for the account of selling stockholders on Form S-3 or a comparable or successor form), the Company shall receive a written request (specifying that it is being made pursuant to this Section 2.1) from (i) Holders of at least a majority of the Series A Registrable Securities and Series B Registrable Securities, considered together, or (ii) Holders of Series C Registrable Securities that the Company file a registration statement under the Act covering the registration for offer and sale of at least thirty percent (30%) of, in the case of clause (i) above, all Series A Registrable Securities and Series B Registrable Securities, considered together, and at least thirty percent (30%) of, in the case of clause (ii) above, all Series C Registrable Securities, then the Company shall, within ten (10) business days notify in writing all other Holders of such request. Within twenty (20) calendar days after such notice has been sent by the Company, any other Holder of Series A Registrable Securities or Series B Registrable Securities, in the case of clause (i) above, and any other Holder of Series C Registrable Securities, in the case of clause (ii) above, may give written notice to the Company of its intent to include its Registrable Securities in the registration, which notice shall specify the number of Registrable Securities to be included. As soon as practicable after the expiration of such 20-day period, the Company shall use its best efforts to cause all Registrable Securities that Holders have requested be registered to be registered under the Act. The Holders

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may, if they so desire, individually or collectively condition their request or participation on price or other market terms being available at the time of registration.

(b) Notwithstanding the provisions of Section 2.1(a) and Section 2.3, if the Board, in its good faith judgment, determines by written resolution that any registration of Registrable Securities should not be made or continued because it would materially and detrimentally interfere with any material financing, acquisition, corporate reorganization or merger or other similar transaction involving the Company or any of its subsidiaries or any registration that the Company has already taken definite and substantial steps toward effecting, or would otherwise be materially detrimental to the stockholders of the Company (a “Valid Business Reason”), the Company may postpone filing a registration statement request under Section 2.1(a) or 2.3 until such Valid Business Reason no longer exists, but in no event for more than 90 days or more than once in any twelve-month period, and, in the event a registration statement has been filed relating to a registration request under Section 2.1(a) or Section 2.3, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement; and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.

(c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to Section 2.1(b), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a) or Section 2.3, the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 90 days after the date of the postponement), use its best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1(c) (unless the Holders making the registration request shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

2.2 Piggyback Registration.

(a) Subject to Section 2.8, if at any time after the Effective Date the Company proposes to register any of its securities under the Act, either for its own

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account or for the account of others, in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Registrable Securities, the Company shall, each such time, promptly give each Holder written notice of such proposal. Upon the written request of any Holder given within 20 days after receipt of such notice from the Company, the Company shall use its best efforts to cause to be included in such registration under the Act all the Registrable Securities that each such Holder has requested be registered.

(b) The Holders’ rights to registration under this Section 2.2 are in addition to, and not in lieu of, their rights to registration under Sections 2.1 and 2.3.

2.3 Registration on Form S-3.

(a) Subject to Section 2.1(b) and Section 2.8, if at any time or from time to time after the Company has become eligible to register securities on Form S-3 (or any successor form), and while the Company is so eligible, Holders request in writing (specifying that such request is being made pursuant to this Section 2.3) that the Company file under the Act a registration statement on Form S-3 (or any successor form) for a public offering from which the total gross proceeds reasonably expected to be received by the requesting Holders is at least $1,000,000, then the Company shall use its best efforts to cause such shares to be registered on Form S-3 (or any successor form).

(b) The Holders’ rights to registration under this Section 2.3 are in addition to, and not in lieu of, their rights to registration under Sections 2.1 and 2.2.

2.4 Obligations of the Company.    Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold or (ii) 150 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (i) the Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, reasonably object to such filing or (ii) information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, reasonably objects;

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(b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 2.4(a) and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement and to file such supplement with the Commission pursuant to Rule 424 under the Act;

(c) Furnish to the selling Holders such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its best efforts to register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions and that, notwithstanding any provision of this Agreement to the contrary, to the extent that any jurisdiction in which the Registrable Securities are to be qualified requires that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders pro rata;

(e) Promptly notify each selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event which results in the prospectus included in such registration statement containing an untrue statement of a material fact or omitting a fact necessary to make the statements therein not misleading; and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

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(h) Make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(i) Promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents; (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

(j) Use its best efforts to prevent the entry of any order suspending the effectiveness of the registration statement and to obtain the withdrawal of any such order, if entered, as expeditiously as possible;

(k) If reasonably requested by any underwriter or a selling Holder of Registrable Securities in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Holders of a majority of the Registrable Securities covered by such registration statement reasonably request be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten offering of the Registrable Securities to be sold pursuant thereto, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(l) Prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement with the Commission), (i) promptly provide copies of such document to counsel for the selling Holders of the Registrable Securities and the counsel for the underwriters, if any; (ii) make representatives of the Company available for discussion of such document; and (iii) make such changes in such document prior to the filing thereof as counsel for such Holders or underwriters may reasonably request;

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(m) Cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold that do not bear restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters;

(n) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement; and

(o) Use its best efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, and to the Holders of a majority of the Registrable Securities participating in such offering, and furnish to each Holder participating in the offering and to each underwriter a copy of such opinion and letter addressed to such Holder or underwriter.

2.5 Furnish Information.    It shall be a condition precedent to the obligations of the Company (i) to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company; and (ii) to cause any registration pursuant to this Agreement to have become effective for the Holders to have exercised their rights of conversion or exercise, as the case may be, with respect to any Registrable Securities proposed to be registered.

2.6 Suspension of Disposition of Registrable Securities.    Each selling Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder receives a supplemented or amended prospectus as contemplated by Section 2.4(e) or is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and until such Holder has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods set forth in Section 2.4(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(e) to and including the date when each selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) or the Advice.

2.7 Expenses of Registration.    All expenses incurred in connection with a registration pursuant to Sections 2.1, 2.2 and 2.3 (excluding underwriters’ discounts and commissions, but including the reasonable fees and expenses of one legal counsel to the Holders, not to exceed $20,000 per registration), including, without limitation all registration and

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qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that (i) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders, unless (A) the Holders agree to forfeit their right to one demand registration pursuant to Section 2.1 or (B) there has been a withdrawal or postponement of such registration by the Company due to a Valid Business Reason, and (ii) if there has been a material adverse change in the business or prospects of the Company after the date of any demand for registration made pursuant to Section 2.1, which change has caused such request to be withdrawn, then the Holders shall not be required to pay any of the expenses for such registration and shall retain all of their rights under Section 2.1.

2.8 Underwriting Requirements; Priorities.

(a) The Holders of a majority of the Registrable Securities included in any registration under Sections 2.1 or 2.3 will have the right to select the underwriter(s) and manager(s) to administer the offering, if any, subject to the approval of the Company, which will not be unreasonably withheld. The Company will not include in any registration under Sections 2.1 or 2.3 any securities that are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities requesting such registration. If the managing underwriters in an underwritten public offering advise the Company in writing that, in their opinion, the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities that can be sold in an orderly manner and at the desired price in such offering, the Company will include in such registration (i) first, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that, in the opinion of such managing underwriters, can be sold, pro rata among the respective Holders on the basis of the amount of Registrable Securities requested to be included in such registration, (ii) second, all securities proposed to be included by the Company, and (iii) third, all other securities permitted to be included in such registration.

(b) The Company will have the right to select the underwriter(s) and manager(s) to administer any offering to which Section 2.2 is applicable. If in any registration under Section 2.2 the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner and at the desired price in such offering, the Company will include in such registration (i) first, all securities proposed to be included by the Company, (ii) second, the Registrable Securities requested to be included in such registration by the Holders, pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included in such registration, and (iii) third, all other securities permitted to be included in such registration.

(c) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements containing reasonable and customary terms for transactions of that type or as otherwise approved by the Holders of a majority of the Registrable Securities being included in such underwritten registration; and (ii) completes and

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executes all questionnaires, powers of attorney, customary indemnities, underwriting agreements and other documents required under the term of such underwriting arrangements.

2.9 Termination of the Company’s Obligations under Section 2.1.    The Company shall have no further obligations pursuant to Section 2.1 with respect to any request or requests made by any Holder after the Company has effected one (1) registration under Section 2.1(a)(i) and one (1) registration under Section 2.1(a)(ii) with respect to which the Company has complied with its obligations hereunder or under which all Registrable Securities covered thereby have been sold pursuant thereto.

2.10 Reports under the 1934 Act.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed under the Act by the Company;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after it is subject to such registration requirements; and

(c) furnish to any Holder, so long as such Holder owns any of the Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

2.11 Certain Limitations in Connection with Future Grants of Registration Rights. From and after the Effective Date, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement includes a provision that, in the case of a registration involving an underwritten offering under Section 2.1, protects the Holders in the manner contemplated by Section 2.8 if marketing factors require a limitation on the number of securities to be included in the underwritten offering.

2.12 Transfer of Registration Rights.    The registration rights granted hereunder may be transferred in whole or in part in connection with the transfer of Registrable Securities at any time as long as the Company receives prior written notice from the Holder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights hereunder are being assigned.

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2.13 Indemnification.    In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) To the full extent permitted by law, the Company will, and hereby does indemnify and hold harmless each Holder requesting or joining in a registration, each director, officer, partner, employee, or agent for such Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any violation by the Company of the Act, any rule or regulation promulgated under the Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.13(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person.

(b) To the full extent permitted by law, each Holder requesting or joining in a registration under this Agreement will indemnify and hold harmless the Company, each of its directors and officers, each person who controls the Company within the meaning of the Act, and any underwriter (within the meaning of the Act) for the Company, each other selling Holder and each person, if any, who controls such other selling Holder within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were

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made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.13(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, in no event shall the liability of any selling Holder of Registrable Securities hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under this Section 2.13 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.13, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.13, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

2.14 Contribution by Indemnifying Party.

(a) If the indemnification provided for in Section 2.13 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of each indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses

12

referred to above shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any investigation or proceeding.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.14(a). No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3. Amendments and Waivers.    Except as provided below or as otherwise provided herein, the provisions of this Agreement may not be amended, waived, modified or supplemented without the prior written consent of the Company and the holders of (i) a majority of the outstanding Series A Registrable Securities and Series B Registrable Securities and (ii) at least 65% of the outstanding Series C Registrable Securities; provided, however, that if any amendment, waiver, modification or supplement (but not any termination) would (a) treat the Series A Investors different from the manner in which it would treat the Series B Investors, then such amendment, waiver, modification or supplement shall not be effective against the Series A Investor without the written consent of the holders of a majority of the outstanding Series A Registrable Securities and shall not be effective against the Series B Investors without the written consent of the holders of a majority of the outstanding Series B Registrable Securities, or (b) treat any Series A Investor, Series B Investor or Series C Investor, as the case may be, in a manner different from the manner in which it would treat all other Series A Investors, Series B Investors or Series C Investors, as the case may be, such amendment, waiver, modification or supplement shall not be effective against the differently treated Investor without the written consent of such Investor. Any amendment, waiver, modification or supplement effected in accordance with this Section 3 shall be binding upon the Company and, except as provided in the immediately preceding sentence, each Investor, whether or not such Investor executed such amendment, waiver, modification or supplement.

4. Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified mail, postage prepaid, or otherwise delivered by hand or by nationally-recognized overnight delivery service to the address set forth beneath each party’s counterpart signature hereto; provided that, notwithstanding the foregoing, notices delivered in any other manner (including, without limitation, by email) shall be effective with respect to any particular Investor if and when actually received by that Investor. All such notices and communications required hereunder shall be deemed to have been received; at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; and on the second business day after deposit with a nationally-recognized overnight courier.

5. Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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6. Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

8. Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

9. Effectiveness; Entire Agreement.    Unless and until the Effective Date occurs, this Agreement shall not become effective or affect the Current Agreement, and the Current Agreement shall continue in full force and effect. Upon the occurrence of the Effective Date, this Agreement will automatically amend, restate and supersede the Current Agreement in its entirety. Notwithstanding anything to the contrary contained in this Agreement, if the Effective Date does not occur on or before December 31, 2004, this Agreement shall not become effective and be of no force or effect. As of the Effective Date, this Agreement is intended by the parties as a final expression of their agreement and to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that any waiver of convertible preferred stock conversion price adjustment previously made by a Series A Investor or Series B Investor pursuant to Section 4.7 of the Original Agreement shall survive such amendment and restatement and continue in full force and effect. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in the Current Agreement and herein, with respect to the registration rights granted by the Company.

10. Parties Benefited.    Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

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IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investor Rights Agreement as of the date first above written.

TARGACEPT, INC. 200 East First Street, Suite 300 Winston-Salem, North Carolina 27101-4165

By:	/s/ J. DONALD DEBETHIZY
Name: J. Donald deBethizy Title: President and CEO

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

NOMURA INTERNATIONAL PLC Nomura House 1 St. Martin’s-le-Grand London EC1A 4NP England

By:	/s/ DENISE POLLARD-KNIGHT
Name: Denise Pollard-Knight Title: Head of Phase 4 Venture

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP 1119 St. Paul Street Baltimore, Maryland 21202 By: NEA Partners 10, Limited Partnership, General Partner

By:	/s/ EUGENE A. TRAINOR, III
Name: Eugene A. Trainor, III Title: Administrative General Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

NEA VENTURES, 2002 LIMITED PARTNERSHIP 1119 St. Paul Street Baltimore, Maryland 21202

By:	/s/ PAMELA J. CLARK
Name: Pamela J. Clark Title: General Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

CDIB BIOSCIENCE VENTURES I, INC. 30th Floor, 99 Tun Hwa South Road Section 2, Taipei 106 Taiwan

By:	/s/ BENNY T. HU
Name: Benny T. Hu Title: Chairman

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

EASTON HUNT CAPITAL PARTNERS, L.P. 641 Lexington Avenue, 21st Floor New York, New York 10022 By: EHC GP, LP, its General Partner, By: EHC Inc., its General Partner

By:	/s/ JOHN H. FRIEDMAN
Name: John H. Friedman Title: President

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

R.J. REYNOLDS TOBACCO HOLDINGS, INC. 401 North Main St. Winston-Salem, NC 27102

By:	/s/ CHARLES A. BLIXT
Name: Charles A. Blixt Title: EVP & General Counsel

Acknowledged and agreed to: R.J. REYNOLDS TOBACCO COMPANY

By:	/s/ CHARLES A. BLIXT
Name: Charles A. Blixt Title: EVP & General Counsel

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

EUCLIDSR PARTNERS, L.P. Four Tower Bridge 200 Barr Harbor Drive, Suite 250 West Conshohocken, PA 19428-2977 By: EUCLIDSR ASSOCIATES, L.P. its general partner

By:	/s/ ELAINE V. JONES
Name: Elaine V. Jones Title: General Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P. Four Tower Bridge 200 Barr Harbor Drive, Suite 250 West Conshohocken, PA 19428-2977 By: EUCLIDSR BIOTECHNOLOGY ASSOCIATES, L.P., its general partner

By:	/s/ ELAINE V. JONES
Name: Elaine V. Jones Title: General Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P. One Embarcadero Center, Suite 2700 San Francisco, California 94111 By: Burrill & Company (Biotechnology GP, LLC, its General Partner

By:	/s/ G.S. BURRILL
Name: G.S. Burrill Title:

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

Advent Private Equity Fund II ‘A’ Limited Partnership

Advent Private Equity Fund II ‘B’ Limited Partnership

Advent Private Equity Fund II ‘C’ Limited Partnership

Advent Private Equity Fund II ‘D’ Limited Partnership

25 Buckingham Gate, London SW1E 6LD

By: Advent Venture Partners, General Partner

By:	/s/ PATRICK LEE
Name: Patrick Lee Title: General Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

FCPR CDC Innovation 2000, a venture capital fund represented by CDC IXIS Innovation, its management company (“Societe de gestion”) with a share capital of EUR 762,000

Tour Maine Montparnasse

33 Avenue du Maine – B.P. 180

75755 Paris Cedex

By:	05/13/04 /s/ MR. STEPHANE BOUDON
Name: Mr. Stephane Boudon Title: CEO

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

Academy Venture Fund, LLC 920 Main Campus Drive, Suite 400 Raleigh, North Carolina 27606 By: Academy Ventures, LLC, Manager

By:	/s/ JOHN CIANNAMEA
Name: John Ciannamea Title: Manager

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

Auriga Ventures, a venture capital fund represented by Auriga Partners, a French limited company with a share capital of Eur 456,250, having its registered office at 18 Avenue Matignon, 75008 PARIS (France) registered with the Paris Trade and Companies registry under number B 419 156 351

By:	/s/ BERNARD DAUGERAS
Name: Bernard Daugeras Title: Managing Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

GENAVENT FUND c/o Société Générale Asset Management 2, place de la Coupole, 92078 Paris – La Défense cedex France Attn: Jean Grimaldi By: Société Générale Asset Management, S.A., its Manager

By:	/s/ JEAN V. GRIMALDI
Name: Jean V. Grimaldi Title: Head of Private Equity

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

FCPR SGAM BIOTECHNOLOGY FUND

Represented by SG Asset Management, its management company with a share capital of 292 800 000 euros, having its registered office at 2, place de la Coupole, 92078 Paris – La Défense cedex France, registered with the Nanterre Trade and Companies registry under the number B 308 396308

By:	/s/ JEAN V. GRIMALDI
Name: Jean V. Grimaldi Title: Head of Private Equity

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

FCPR SGAM BIOTECHNOLOGY FUND

Represented by SG Asset Management, its management company with a share capital of 292 800 000 euros, having its registered office at 2, place de la Coupole, 92078 Paris – La Défense cedex France, registered with the Nanterre Trade and Companies registry under the number B 308 396308

By:	/s/ GREG BETTERTON
Name: Greg Betterton Title: Manager

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

JAFCO G-9(A) Venture Capital Investment Limited Partnership Tekko Building, 1-8-2, Marunouchi, Chiyoda-Ku Tokyo 100-005, Japan By: JAFCO Co., Ltd. Its General Partner

By:	/s/ H. AGATA
Name: Hisaji Agata Title: Managing Director

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

JAFCO G-9(B) Venture Capital Investment Limited Partnership Tekko Building, 1-8-2, Marunouchi, Chiyoda-Ku Tokyo 100-005, Japan By: JAFCO Co., Ltd. Its General Partner

By:	/s/ H. AGATA
Name: Hisaji Agata Title: Managing Director

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

Cogene Biotech Ventures Five Post Oak Park 4400 Post Oak Parkway, Suite 1400 Houston, Texas 77027

By:	/s/ C. THOMAS CASKEY
Name: C. Thomas Caskey Title: President/CEO

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

Rock Castle Ventures, L.P. 23822 W. Valencia Blvd., Ste 202 Valencia, CA 91355 By: Rock Castle Management LLC, its General Partner

By:	/s/ ERIC Y. SATO
Name: Eric Y. Sato Title: General Partner

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

Oxford Bioscience Partners IV L.P. By: OBP Management IV L.P., General Partner

By:	/s/ ALAN G. WALTON
Name: Title:

COUNTERPART SIGNATURE PAGE

TARGACEPT, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Investor Rights Agreement under seal as of this 12th day of May 2004.

mRNA Fund II L.P. By: OBP Management IV L.P., General Partner

By:	/s/ ALAN G. WALTON
Name: Title: